                       [TRANSPRO LOGO OMITTED]

                                         FOR:  TRANSPRO, INC.

                                         CONTACT:
                                         Richard A. Wisot
                                         Chief Financial Officer
                                         (203) 859-3552

FOR IMMEDIATE RELEASE
---------------------
                                         Financial Dynamics
                                         Investor Relations: Christine Mohrmann,
                                         Eric Boyriven
                                         (212) 850-5600

                   TRANSPRO AND MODINE AFTERMARKET TO COMBINE

     PARTIES ENTER INTO DEFINITIVE AGREEMENT TO CREATE LEADING MANUFACTURER
        AND SUPPLIER OF HEATING AND COOLING COMPONENTS AND SYSTEMS TO THE
                     AUTOMOTIVE AND HEAVY DUTY AFTERMARKETS

NEW HAVEN, CONNECTICUT, February 1, 2005 - Transpro, Inc. (AMEX: TPR) today announced that it has signed definitive documents providing for the merger of the aftermarket business of Modine Manufacturing Company (NYSE: MOD) into
Transpro and Modine's acquisition of Transpro's heavy duty OEM business. The parties had announced a letter of intent for the transactions in late October
2004. The transaction will create a publicly-traded company, with annual revenues of over $400 million, focused on supplying heating and cooling components and systems to the automotive and heavy-duty aftermarkets, primarily in North and Central America and Europe.

TRANSACTION SUMMARY

The agreements provide that Modine will spin off its aftermarket business on a debt-free basis to its shareholders, and the resulting company will immediately merge into Transpro. Each step of the transaction is expected to be tax free to the shareholders of both companies. Following the merger, Modine shareholders will own 52% of the new company's shares and Transpro's current shareholders will own 48%.

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TRANSPRO AND MODINE AFTERMARKET TO COMBINE                       PAGE 2

The proposed ownership split, which reflects the valuation of each company's respective aftermarket businesses, is a slight adjustment to the original ownership composition described in the company's letter of intent announcement on October 29, 2004, which called for Modine shareholders to own 54% and current
Transpro shareholders to own 46%.

Transpro will sell the stock of its heavy duty and off-road OEM business to
Modine for $17 million in cash. As a result, the new company will be exclusively focused on the vehicle and industrial equipment aftermarket business.

Charles E. Johnson, currently CEO of Transpro, will become the new Company's CEO and will serve on its Board of Directors. Additionally, the new Company's Board
of Directors will consist of two independent directors from Modine's Board and two Modine senior executives, as well as five independent directors from
Transpro's Board. One of Transpro's current outside directors will serve as
Chairman of the Board.

With net sales in excess of $400 million, the new Company will have a strong balance sheet with an expected debt-to-capitalization ratio of 20% compared to
Transpro's current ratio of 50%. Following one-time restructuring charges of $10 million to $14 million over the 12- to 18-month integration period, the Company expects to generate at least $20 million of recurring full-year synergy benefits, given reasonable ongoing market conditions. The benefits are expected to come from facility rationalization, manufacturing efficiencies and improved material sourcing, with additional cost savings currently being targeted.

Transpro expects to be the acquirer for purchase accounting purposes, which may result in the realization of negative goodwill and a related extraordinary gain in the year the transaction closes. Additionally, the new Company will benefit from a gain on the sale of the heavy duty OEM business in the year the transaction closes.

The merger closing is subject to Transpro shareholder and regulatory approvals and other customary conditions. The parties intend to close the transaction during the second quarter of 2005, although the sale of the OEM business is expected to close earlier. Due to the foregoing conditions and other factors, there can be no assurance that the transaction will be completed, or as to its ultimate timing or terms.

EXECUTIVE COMMENTS

"The combination is the result of intensive efforts over many months to create an efficient, focused, market-driven Company out of the separate aftermarket businesses Transpro and Modine now operate," said Mr. Johnson, Transpro's CEO.
He continued, "The new Company will have an expanded product/brand presence, broader technology base and be positioned to compete on an extensive geographic basis in the vehicle aftermarket, with manufacturing and distribution facilities across North and Central America and Europe. It will also have a balance sheet capable of supporting future product development and providing the financial strength needed to weather the inevitable changes in the very demanding marketplace in which it will operate." He concluded, "These benefits will result in long-term growth opportunities for our shareholders and employees and enhanced service for our customers."
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TRANSPRO AND MODINE AFTERMARKET TO COMBINE                       PAGE 3

ADDITIONAL INFORMATION

An October 29, 2004 press release announcing the signing of the letter of intent, as well as an investor slide presentation detailing the proposed transaction, may be found on Transpro's website at www.transpro.com.

Wachovia Securities is acting as financial advisor, and Jones Day is providing legal counsel to Transpro. Robert W. Baird & Co. Incorporated is acting as financial advisor, and Quarles & Brady LLP is providing legal counsel to Modine.

ABOUT TRANSPRO

Transpro, Inc. is a leading manufacturer and distributor of aftermarket and OEM heat transfer and temperature control products for automotive and heavy-duty applications.

Transpro, Inc.'s Strategic Corporate Values Are:

     o   Being An Exemplary Corporate Citizen
     o   Employing Exceptional People
     o   Dedication To World-Class Quality Standards
     o   Market Leadership Through Superior Customer Service
     o   Commitment to Exceptional Financial Performance

ABOUT MODINE MANUFACTURING COMPANY

Founded in 1916, Modine Manufacturing Company specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. Modine's products are used in light, medium, and heavy-duty vehicles, HVAC (heating, ventilation, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs more than 8,500 people at 35 facilities worldwide. More information about Modine can be found at www.modine.com.

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TRANSPRO AND MODINE AFTERMARKET TO COMBINE                       PAGE 4

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Transpro's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may,"
"objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

Due to the foregoing conditions and other factors, there can be no assurance that the transaction will be completed, or as to its ultimate timing and terms.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the possibility that the companies may be unable to obtain required corporate and regulatory approvals or to satisfy other conditions for the transaction; (2) the risk that the businesses will not be integrated successfully; (3) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (4) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (5) the transaction may involve unexpected costs; (6) increased competition and its effect on pricing, spending, third-party relationships and revenues; (7) the risk of new and changing regulation in the U.S. and internationally; (8) the possibility that Transpro's businesses may suffer as a result of the transaction; and (9) other uncertainties and risks beyond the control of Transpro. Additional factors that could cause Transpro's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of Transpro, in the Quarterly Reports on
Forms 10-Q of Transpro, and Transpro's other filings with the SEC. Transpro assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

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TRANSPRO AND MODINE AFTERMARKET TO COMBINE                       PAGE 5

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, Modine and Transpro will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a proxy/information statement. Stockholders are urged to read the prospectus and proxy/information statement regarding the transaction when it becomes available, because it will contain important information about
Modine, Transpro and the transaction. Stockholders will be able to obtain a free copy of the prospectus and proxy/information statement, as well as other filings containing information about Modine and Transpro, without charge, at the SEC's
Internet site (http://www.sec.gov) and the companies' respective Internet sites at www.modine.com and www.transpro.com.

Modine, Transpro, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies in respect of the transaction. Information regarding Modine's directors and executive officers is available in its proxy statement filed with the SEC by Modine on June 14, 2004, and information regarding Transpro's directors and executive officers is available in its proxy statement filed with the SEC on March 29, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy/information statement and other relevant materials to be filed with the SEC.

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